UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2020
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
2525 N. Stemmons Freeway,
Dallas, Texas 75207-2401
(Address of Principal Executive Offices, and Zip Code)
(214) 631-4420
Registrant's Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 4, 2020, the Company held its 2020 Annual Meeting of Stockholders at which the Company’s stockholders voted on the following three proposals, and cast their votes as described below.

Proposal 1 - Election of Directors

The stockholders elected seven (7) directors for a one year term, as follows:

Nominee	For	Withheld	Broker Non-Votes
John L. Adams	95,680,132	2,112,479	12,387,964
Brandon B. Boze	95,180,222	2,612,389	12,387,964
John J. Diez	96,299,287	1,493,324	12,387,964
Leldon E. Echols	95,684,730	2,107,881	12,387,964
Charles W. Matthews	96,638,292	1,154,319	12,387,964
E. Jean Savage	96,180,965	1,611,646	12,387,964
Dunia A. Shive	96,692,803	1,099,808	12,387,964

Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement dated April 3, 2020, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion related thereto, by the following vote:

For	Against	Abstentions	Broker Non-Votes
94,884,545	2,590,457	317,609	12,387,964

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm for the Year Ending December 31, 2020

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, by the following vote:

For	Against	Abstentions
108,883,788	1,145,626	151,161

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

May 7, 2020	By:	/s/ Eric R. Marchetto
Name: Eric R. Marchetto
Title: Senior Vice President and Chief Financial Officer